UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  July 29, 2004
                                                   -------------


                        DOBI MEDICAL INTERNATIONAL, INC.
            -------------------------------------------------------
               (Exact name of registrant as specified in charter)



          Delaware                     0-32523                 98-0222710
      ----------------             ---------------         --------------
(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)

    1200 MacArthur Blvd.
     Mahwah, New Jersey                                           07430
 --------------------------                                   ---------
    (Address of principal                                      (Zip Code)
     executive offices)


Registrant's telephone number, including area code:  (201) 760-6464
                                                     --------------

                           CURRENT REPORT ON FORM 8-K


                        DOBI MEDICAL INTERNATIONAL, INC.


                                  July 29, 2004


Item 5.  Other Events and Required FD Disclosure.

         (a) As previously reported, DOBI Medical International, Inc. had agreed with investors in its December 9, 2003 private placement to file on or around April 1, 2004 a registration statement with the Securities and Exchange Commission permitting the resale of their shares. In accordance with amended waivers received from holders of 96% of the securities sold in that private placement, DOBI Medical has further extended the date by which it will file its "resale" registration statement to on or around September 30, 2004. Other than with respect to 229,400 shares of common stock (approximately 4% of the total securities sold), no penalties will accrue as a result of the waivers and extensions from the private placement investors.

         (b) On July 29, 2004, DOBI Medical International, Inc. issued a press release announcing guidance for fiscal years 2004 and 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          99.1 Press release of DOBI Medical International, Inc. issued July 29, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DOBI MEDICAL INTERNATIONAL, INC.


Dated:  July 29, 2004                     By:/s/ Phillip C. Thomas
                                             -----------------------------------
                                             Phillip C. Thomas
                                             Chief Executive Officer